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   April 6, 2000



   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, D.C. 20549

   Commissioners:

   We have read the statements made by MicroFinancial Incorporated (copy attached), which we understand will be filed with the Commission, pursuant to
   Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 7, 2000. We agree with the statements concerning our Firm in such Form 8-K.

   Very truly yours,



   /s/PricewaterhouseCoopers LLP